CLOUGH GLOBAL DIVIDEND AND INCOME FUND N-CSR

Exhibit 99.(13)(d)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form N-2 (No. 333-265058) of our report dated December 22, 2023, relating to the financial statements and financial highlights of Clough Global Dividend and Income Fund, for the year ended October 31, 2023, which appear in this Form N-CSR.

COHEN & COMPANY, LTD.

Cleveland, Ohio

January 5, 2024

C O H E N  &  C O M P A N Y ,  L T D.

800.229.1099 | 866.818.4538 fax | cohencpa.com

Registered with the Public Company Accounting Oversight Board